Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Rovi Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in the prospectus/offer to purchase constituting a part of this Registration Statement on Form S-4 of our report dated May 29, 2009 relating to the 2009 and 2008 consolidated financial statements and schedule, which is incorporated by reference in that prospectus/offer to purchase.

We also consent to the reference to us under the caption “Experts” in the prospectus/offer to purchase.

BDO USA, LLP

San Francisco, California

January 12, 2011